Exhibit 24.2

                 CONSENT OF INDEPENDENT AUDITORS






     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Fourth Financial Corporation 1993 Incentive Stock Option Plan of our report dated January 20, 1994 with respect to the consolidated financial statements of Fourth Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993 filed with the Securities and Exchange Commission.






                                       /s/ Ernst & Young
                                       ERNST & YOUNG






Wichita, Kansas
May 26, 1994